UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 12, 2021

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas AND Virginia	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock No Par Value	ATO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

A historic winter weather storm impacted supply, market pricing and demand for natural gas in service territories of Atmos Energy Corporation (the “Company”) beginning February 11 and continuing through the date of this disclosure. On February 12, 2021, the Governor of Texas declared a state of disaster for all 254 counties in the State in response to the then-forecasted weather conditions. The declaration certified that severe winter weather posed an imminent threat due to prolonged freezing temperatures, heavy snow, and freezing rain statewide.

Also, on February 12, 2021, the Railroad Commission of Texas (the “RRC”) issued an Emergency Order to temporarily implement a statewide utilities curtailment program intended to protect residences, hospitals, schools, churches, and other human needs customers in the State of Texas.

On February 13, 2021, the RRC issued a Notice to Local Distribution Companies that acknowledged that, due to the demand for natural gas during this winter weather event, natural gas utility local distribution companies may be required to pay extraordinarily high prices in the market for natural gas and may be subjected to other extraordinary expenses when responding to the winter weather event. The RRC also encouraged natural gas utilities to continue to work to ensure that the citizens of the State of Texas are provided with safe and reliable natural gas service. To partially defer and reduce the impact on customers for these costs that ultimately are reflected in customer bills, the RRC authorized local distribution companies to record a regulatory asset to account for the extraordinary expenses associated with this winter weather event, including but not limited to gas cost and other costs related to the procurement and transportation of gas supply. These expenses will be fully subject to review for reasonableness and accuracy in future regulatory proceedings. As a reminder, Atmos Energy buys gas at a wholesale rate and passes that price on to customers without any markup.

On February 14, 2021, the Governor of Kansas issued a State of Disaster Emergency due to wind chill warnings and stress on utility and natural gas providers caused by the significantly colder than normal weather. The executive order also urged Kansas citizens to conserve energy to help ensure a continued supply of natural gas and electricity and keep their own personal costs down. The declaration also noted that due to increased energy demand and natural gas supply constraints caused by sub-zero temperatures, utilities are currently experiencing wholesale natural gas prices anywhere from 10 to 100 times higher than normal.

On February 15, 2021 the State Corporation Commission of the State of Kansas issued an Emergency Order (the “Order”) directing all jurisdictional natural gas and electric utilities to coordinate efforts and take all reasonably feasible, lawful, and appropriate actions to ensure adequate delivery of natural gas and electricity to interconnected, non-jurisdictional utilities in Kansas. The Order also requires jurisdictional natural gas and electric utilities to do all things possible and necessary to ensure natural gas and electricity utility services continue to be provided to their customers in Kansas. Finally, the Order allows those electric and natural gas distribution utilities who incur extraordinary costs to ensure its customers and other interconnected customers continue to receive utility service during this unprecedented cold weather event to defer those costs to a regulatory asset account. Once this weather event is over, each jurisdictional utility will be required to file a compliance report detailing the extent of such costs incurred and present a plan to minimize the financial impacts of this event on ratepayers over a reasonable time frame.

Due to the historic nature of this winter storm, the Company experienced unforeseeable and unprecedented market pricing for gas costs, most notably in our Colorado, Kansas, and Texas jurisdictions, which resulted in aggregated natural gas purchases during this period of approximately $2.5 to $3.5 billion for these jurisdictions. These purchases are generally payable at the end of March 2021.

As of February 18, 2021, the Company had approximately $3.0 billion in total liquidity, including approximately $800 million in total cash assets.

The Company is evaluating a number of financing alternatives including available cash, short-term debt, long-term debt, and equity. The Company intends to finance its incremental natural gas purchases using one or more of these financing alternatives in a manner that will maintain strong investment grade credit ratings.

The Company believes its balanced financing strategy, combined with the regulatory asset treatment described above will support cost-effective financing for these incremental natural gas purchases. Therefore, the Company continues to believe earnings per diluted share for fiscal 2021 will be in the previously announced range of $4.90 to $5.10.

The information furnished in this Item 7.01 (including Exhibits 99.1, 99.2, 99.3, 99.4, and 99.5) shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Forward-Looking Statements

The matters discussed in this news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this news release are forward-looking statements made in good faith by the Company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this news release or any of the Company’s other documents or oral presentations, the words “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “objective”, “plan”, “projection”, “seek”, “strategy” or similar words are intended to identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in this presentation, including the risks relating to regulatory trends and decisions, the Company’s ability to continue to access the credit and capital markets, and the other factors discussed in the Company’s reports filed with the Securities and Exchange Commission. These risks and uncertainties include the following: federal, state and local regulatory and political trends and decisions, including the impact of rate proceedings before various state regulatory commissions; increased federal regulatory oversight and potential penalties; possible increased federal, state and local regulation of the safety of our operations; the impact of greenhouse gas emissions or other legislation or regulations intended to address climate change; possible significant costs and liabilities resulting from pipeline integrity and other similar programs and related repairs; the inherent hazards and risks involved in distributing, transporting and storing natural gas; the availability and accessibility of contracted gas supplies, interstate pipeline and/or storage services; increased competition from energy suppliers and alternative forms of energy; adverse weather conditions; the impact of climate change; the inability to continue to hire, train and retain operational, technical and managerial personnel; increased dependence on technology that may hinder the Company’s business if such technologies fail; the threat of cyber-attacks or acts of cyber-terrorism that could disrupt our business operations and information technology systems or result in the loss or exposure of confidential or sensitive customer, employee or Company information; natural disasters, terrorist activities or other events and other risks and uncertainties discussed herein, all of which are difficult to predict and many of which are beyond our control; the capital-intensive nature of our business; our ability to continue to access the credit and capital markets to execute our business strategy; market risks beyond our control affecting our risk management activities, including commodity price volatility, counterparty performance or creditworthiness and interest rate risk; the concentration of our operations in Texas; the impact of adverse economic conditions on our customers; changes in the availability and price of natural gas; increased costs of providing health care benefits, along with pension and postretirement health care benefits and increased funding requirements; and the outbreak of COVID-19 and its impact on business and economic conditions. Accordingly, while we believe these forward-looking statements to be reasonable, there can be no assurance that they will approximate actual experience or that the expectations derived from them will be realized. Further, the Company undertakes no obligation to update or revise any of our forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

99.1	Proclamation by the Governor of the State of Texas

99.2	Railroad Commission of Texas - Emergency Order

99.3	Railroad Commission of Texas - Notice of Authorization for Regulatory Asset Accounting for Local Distribution Companies Affected by the February 2021 Winter Weather Event

99.4	State of Disaster Emergency Proclamation by the Governor of the State of Kansas

99.5	State Corporation Committee of the State of Kansas - Emergency Order

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: February 19, 2021	By:	/s/ CHRISTOPHER T. FORSYTHE
Christopher T. Forsythe
Senior Vice President and Chief Financial Officer